AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the "Agreement"), dated as of the 19th day of September, 2003, by and between Woodland Hatchery, Inc., a Nevada corporation ("WOODLAND") Cody T. Winterton, the principal shareholder of WOODLAND (the "Woodland Shareholder"), Dwango North America, Inc., a Texas corporation ("DWANGO"), and those certain shareholders, noteholders and warrantholders of DWANGO ("Securityholders") identified on Exhibit A, with reference to the following:

A. WOODLAND is a Nevada corporation organized on May 15, 1997. WOODLAND has authorized capital stock of 50,000,000 shares of common stock, par value $.001 per share ("Woodland Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share ("Woodland Preferred Stock"), of which 11,470,000 shares of Woodland Common Stock and no shares of Woodland Preferred Stock are issued and outstanding as of the date hereof;

B. DWANGO is a privately held corporation organized under the laws of the State of Texas on November 20, 2000. DWANGO has authorized capital stock of 10,000,000 shares of common stock, par value $.001 per share ("Dwango Common Stock"), and 2,000,000 shares of preferred stock, par value $.001 per share ("Dwango Preferred Stock"), of which 3,561,696 shares of Dwango Common Stock and no shares of Dwango Preferred Stock are issued and outstanding as of the date hereof;

C. The respective Boards of Directors of WOODLAND and DWANGO have deemed it advisable and in the best interests of WOODLAND and DWANGO and their respective shareholders that DWANGO be acquired by WOODLAND pursuant to the terms and conditions set forth in this Agreement;

D. WOODLAND and DWANGO propose to enter into this Agreement which provides, among other things, that up to 100% of the outstanding securities of DWANGO, including outstanding convertible notes, warrants and options, be acquired by WOODLAND in exchange for securities of WOODLAND on the terms set forth herein; and

E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                    ARTICLE 1

THE ACQUISITION

1.1 At the Closing, (i) each outstanding share of Dwango Common Stock that a shareholder of DWANGO elects to exchange shall be acquired by WOODLAND in exchange for 1.3934814 (the "Exchange Ratio") shares of Woodland Common Stock (all such shares of Woodland Common Stock so issued being referred to as the "Shares"), and (ii) each outstanding warrant, option and convertible note of DWANGO that a holder thereof elects to exchange shall be acquired by WOODLAND in exchange for a comparable convertible note, warrant or option, as applicable, of WOODLAND, provided that the number of shares of Woodland Common Stock for which such WOODLAND note, warrant or option shall be exercisable or convertible shall be the number of shares for which the exchanged DWANGO note, option or warrant was exercisable or convertible multiplied by the Exchange Ratio, and the conversion or exercise price of the WOODLAND convertible note, option or warrant issued shall be the conversion or exercise price of the DWANGO convertible note, option or warrant divided by the Exchange Ratio. The securities of DWANGO to be exchanged and the securities of WOODLAND to be issued in this transaction shall be exchanged and issued as set forth in Exhibits A and A-1 to this Agreement, which Exhibits shall be supplemented prior to Closing in respect of securities issued by DWANGO after the date hereof.

1.2 At the Closing, (i) WOODLAND shall deliver a transmittal letter directed to the transfer agent of WOODLAND directing the issuance of the Shares to the shareholders of DWANGO as set forth on Exhibit A to this Agreement, or alternatively deliver some or all of the Shares at the Closing, in either case upon delivery by the DWANGO shareholders of certificates for the shares of Dwango Common Stock listed on Exhibit A, and (ii) the holders of convertible notes, warrants and options of DWANGO shall deliver such securities to WOODLAND for cancellation, and WOODLAND shall issue a comparable convertible note, warrant or option, as applicable, in accordance with Section 1.1 hereof. In the event that a holder of Dwango Common Stock or notes, options or warrants convertible into Dwango Common Stock who elects to exchange such securities pursuant to this Agreement does not deliver such securities at Closing, such securities shall after the Closing represent only the right to receive the WOODLAND securities into which the DWANGO securities are exchangeable, subject to delivery of the DWANGO securities to WOODLAND. After Closing, WOODLAND shall for all purposes be deemed to be the owner of such DWANGO securities agreed to be exchanged pursuant to this Agreement.

1.3 Following the reorganization, assuming no exercise or conversion of any derivative securities of DWANGO and the exchange by each DWANGO shareholder pursuant hereto of all shares of Dwango Common Stock held by them, there will be a total of 5,623,157 shares of Woodland Common Stock issued and outstanding, after giving effect to the reverse stock split contemplated by Section 2.2(d) hereof and the surrender of shares of Woodland Common Stock by the Woodland Stockholder as described in
         Section 2.2(e), of which 4,963,157 shall be owned by current holders of Dwango Common Stock and 660,000 shall be owned by the current holders of Woodland Common Stock, and no shares of Woodland Preferred Stock will be issued and outstanding.


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

                                    ARTICLE 2
THE CLOSING

2.1 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at such place as agreed to by the parties on or before September 30, 2003 (the "Closing Date") or on such other date and time as may be agreed to by the parties hereto.

2.2 The following conditions are a part of this Agreement and must be completed on or prior to the Closing Date, or such other date agreed by the parties:

     (a) The current directors of WOODLAND shall resign as directors of WOODLAND and nominees of DWANGO will be appointed to, and shall be the sole members of, the Board of Directors of WOODLAND.

     (b) The current officers of WOODLAND shall resign as officers of WOODLAND and persons to be determined by DWANGO shall be appointed as officers of WOODLAND.

     (c) WOODLAND will obtain the necessary board and shareholder approval and amend its Articles of Incorporation to change its name to "Dwango, Inc." or such name as is available in the State of Nevada and approved by DWANGO and to increase the number of authorized shares of Woodland Preferred Stock from 5,000,000 shares to 10,000,000 shares with rights and preferences to be determined by the board of directors.

     (d) Prior to Closing, WOODLAND is to effect a one for 4.5 reverse stock split of the 11,470,000 current issued and outstanding shares of Woodland Common Stock, with rounding up for any fractional shares.

     (e) At Closing, the Woodland Shareholder will surrender for cancellation 8,500,000 pre reverse split shares of Woodland Common Stock and will pay all outstanding liabilities of WOODLAND and assume all liabilities of WOODLAND arising after the Closing Date relating to periods prior to the Closing Date in exchange for $50,000 from DWANGO and all of the pre-closing assets of WOODLAND.

     (f) DWANGO agrees to pay incurred legal fees of WOODLAND up to $10,000 related to the preparation of this Agreement and related documents and filings, which the parties acknowledge has previously been paid.


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

     (g) DWANGO agrees to submit the appropriate application and fees to have WOODLAND listed in Standard & Poors or Moody's promptly following the Closing.

     (h)  From May 21, 2003 through the Closing Date, DWANGO shall have raised a
          minimum  of  $1,000,000   and  a  maximum  of  $2,750,000  in  current
          financing.

     (i) WOODLAND shall adopt a stock option plan in form and substance reasonably satisfactory to DWANGO which shall provide for the issuance of up to 3,000,000 shares of Woodland Common Stock.

                                    ARTICLE 3

 REPRESENTATIONS AND WARRANTIES OF WOODLAND

3.1  WOODLAND  and  the  Woodland   Shareholder  hereby  jointly  and  severally
     represent and warrant to DWANGO as follows:

     (a) WOODLAND has delivered to DWANGO on or before the date hereof, and shall provide supplements to DWANGO of any changes thereto on or before Closing, each of the following:

          (1) FINANCIAL STATEMENTS. Audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of WOODLAND including, but not limited to, balance sheets, income statements, statements of stockholders' equity and statements of cash flows as at and for the fiscal years ended December 31, 2001 and 2002, and the quarter ended June 30, 2003, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of WOODLAND at the dates thereof and for the periods presented. (Schedule A)

          (2) PROPERTY. An accurate list and description of all property, real or personal, owned by WOODLAND of a value equal to or greater than $1,000. (Schedule B.)

          (3) LIENS AND LIABILITIES. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B (Schedule C.) together with a complete and accurate list of all debts, liabilities and obligations of WOODLAND, whether contingent or fixed, incurred or owing as of the date of this Agreement. (Schedule C.1.)

          (4) LEASES AND CONTRACTS. A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written or oral agreement to which WOODLAND is a party. (Schedule D.)

          (5) LOAN AGREEMENTS. Complete and accurate copies of all loan agreements and other documents with respect to obligations of WOODLAND for the repayment of borrowed money, including a listing thereof. (Schedule E.)


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

          (6) CONSENTS REQUIRED. A complete list of all agreements wherein consent to any transaction herein contemplated is required or where notice of any such transaction is required at or subsequent to Closing. (Schedule F.)

          (7) ARTICLES AND BYLAWS. Complete and accurate copies of the Articles of Incorporation and Bylaws of WOODLAND together with all amendments thereto to the date hereof. (Schedule G.)

          (8) SHAREHOLDERS. A complete list of all persons or entities holding capital stock of WOODLAND (as certified by WOODLAND's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of WOODLAND (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

          (9) OFFICERS AND DIRECTORS. A complete and current list of all officers and directors of WOODLAND, each of whom shall resign effective as of the Closing Date. (Schedule I.)

          (10) SALARY SCHEDULE. A complete and accurate list (in all material respects) of the names and the current salary for each present employee of WOODLAND, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of WOODLAND. (Schedule J.)

          (11) LITIGATION. A complete and accurate list (in all material respects) of all civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitation unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of WOODLAND threatened, which may materially and adversely affect WOODLAND. (Schedule K.)

          (12) TAX RETURNS. Accurate copies of all Federal and State tax returns for WOODLAND for the last five fiscal years. (Schedule L.)

          (13) AGENCY REPORTS. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by WOODLAND under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years. (Schedule M.)

          (14) BANKS. A true and complete list, as of the date of this Agreement, showing (1) the name of each bank in which WOODLAND has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.) All such bank accounts shall be closed on or prior to the Closing Date.

          (15) JURISDICTIONS WHERE QUALIFIED. A list of all jurisdictions wherein WOODLAND is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 10 days prior to the Closing Date. (Schedule O.)

          (16) SUBSIDIARIES. A complete list of all Subsidiaries of WOODLAND. (Schedule P.) As used in this Agreement, a "Subsidiary" of a party means a corporation, unincorporated association,


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

               partnership, limited liability company, joint venture, or similar entity in which such party has an equity interest, direct or indirect, of 10% or more.

          (17) UNION MATTERS. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of WOODLAND, if any. (Schedule Q.)

          (18) EMPLOYEE AND CONSULTANT CONTRACTS. A complete and accurate list of all employee and consultant contracts which WOODLAND may have, other than those listed in Schedule Q. (Schedule R.)

          (19) EMPLOYEE BENEFIT PLANS. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of WOODLAND in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (20) INSURANCE POLICIES. A complete and accurate list and a description of all material insurance policies naming WOODLAND as an insured or beneficiary or as a loss payable payee or for which WOODLAND has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by WOODLAND regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming WOODLAND as beneficiary covering the business activities of WOODLAND. (Schedule T.)

          (21) CUSTOMERS. A complete and accurate list (in all material respects) of the customers of WOODLAND, including presently effective contracts of WOODLAND accounting for the principal revenues of WOODLAND, indicating the dollar amount of gross revenue from each such customer for the period ended December 31, 2002 (including but not limited to subscribers to the services or materials or publications of WOODLAND for the previous two calendar years). (Schedule U.)

          (22) LICENSES AND PERMITS. A complete list of all licenses, permits and other authorizations of WOODLAND. (Schedule V.)

     (b) ORGANIZATION, STANDING AND POWER. WOODLAND is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     (c) QUALIFICATION. WOODLAND is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on WOODLAND or its business operations.

     (d) CAPITALIZATION OF WOODLAND. The authorized capital stock of WOODLAND consists of 50,000,000 shares of Woodland Common Stock and 5,000,000


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

          shares of Woodland Preferred Stock of which the only shares issued and outstanding are the shares of Woodland Common Stock issued to the shareholders of Woodland in the amounts listed on Schedule H, which shares were duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the Woodland Common Stock. There is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of WOODLAND.

     (e) AUTHORITY. WOODLAND has the corporate power to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of WOODLAND. This Agreement constitutes the valid and binding obligation of WOODLAND enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity. This Agreement has been duly executed by WOODLAND and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of WOODLAND's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which WOODLAND is a party or by which it is bound.

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. WOODLAND has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, WOODLAND shall have no assets or liabilities other than those resulting from the acquisition of DWANGO.

     (g) ABSENCE OF CHANGES. Since December 31, 2002 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of WOODLAND, except for changes resulting from completion of those transactions described in Section 2.2(e).

     (h) TAX MATTERS. All taxes and other assessments and levies which WOODLAND is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by WOODLAND in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection


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

          therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.1(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by WOODLAND income or business prior to the Closing Date. Further, WOODLAND has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

     (i) OPTIONS, WARRANTS, ETC. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which WOODLAND or its shareholders are a party or by which WOODLAND or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of WOODLAND or any securities representing the right to purchase or otherwise receive any such capital stock of WOODLAND. WOODLAND has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

     (j) TITLE TO ASSETS. Except for liens set forth in Schedule C, WOODLAND is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     (k) AGREEMENTS IN FORCE AND EFFECT. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which WOODLAND is a party are valid and in full force and effect on the date hereof, and WOODLAND has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of WOODLAND.

     (l) LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either WOODLAND or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of WOODLAND. WOODLAND has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses, including environmental laws.


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

     (m) GOVERNMENTAL REGULATION. To the knowledge of WOODLAND and except as set forth in Schedule K, WOODLAND is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of WOODLAND.

     (n) BROKERS AND FINDERS. WOODLAND has not agreed to pay any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     (o) ACCURACY OF INFORMATION. No representation or warranty by WOODLAND contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to DWANGO pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     (p) SUBSIDIARIES. Except as listed in Schedule P, WOODLAND does not (i) have any Subsidiaries, (ii) own capital stock of any other corporation, (iii) own any interest in any partnership or joint venture, or (iv) own any membership interests in any limited liability company.

     (q) CONSENTS. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by WOODLAND or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     (r) IMPROPER PAYMENTS. Neither WOODLAND nor any person acting on behalf of WOODLAND has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of WOODLAND, (ii) any customer, supplier or competitor of WOODLAND or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for WOODLAND, or (iii) any political party or any candidate for elective political office for the purpose of influencing any decision affecting the business of WOODLAND, nor has any fund or other asset of WOODLAND been maintained that was not fully and accurately recorded on the books of account of WOODLAND.

     (s) COPIES OF DOCUMENTS. WOODLAND has made available for inspection and copying by DWANGO and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. WOODLAND has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission. WOODLAND is in compliance with the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder. Furthermore, all filings by WOODLAND with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of WOODLAND or adversely affect the objectives of this Agreement with respect to DWANGO including, but not limited to, the issuance and subsequent trading of the shares of Woodland Common Stock to be received hereby, subject to compliance by the shareholders of DWANGO with applicable law. No business has been conducted by WOODLAND other than as disclosed in its Form 10-KSB/A for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on June 3, 2003.

     (t) VALID ISSUANCE OF SECURITIES. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. The convertible notes, options and warrants issuable by WOODLAND pursuant to Article 1 hereof have been duly authorized and when issued, will constitute the legal, valid and binding obligations of WOODLAND, enforceable against WOODLAND in accordance with their respective terms. The shares of Woodland Common Stock issuable upon exercise or conversion of such convertible notes, options, and warrants, when issued in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. WOODLAND has reserved for issuance such number of shares of WOODLAND Common Stock as is necessary for the exercise and conversion in full of such convertible notes, options and warrants.

     (u) RELATED PARTY TRANSACTIONS. No employee, officer or director of WOODLAND or member of his or her immediate family is indebted to WOODLAND, nor is WOODLAND indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth in Schedule W, no member of the immediate family of any officer or director of WOODLAND is directly or indirectly interested in any material contract with WOODLAND.

     (v) FOREIGN ASSETS CONTROL REGULATIONS. The issuance of the Shares, convertible notes, options and warrants by WOODLAND will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, WOODLAND (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049
          (2001)) and (ii) does not knowingly engage and will not engage in any dealings or transactions, or be otherwise associated, with any such person.

     (w) PRIVATE OFFERING BY WOODLAND. Neither WOODLAND nor anyone acting on its behalf has offered the Shares, or securities convertible into or exercisable for Shares, or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Securityholders, each of whom has been offered the Shares, or securities convertible into or exercisable for Shares, in a private sale for investment. Neither WOODLAND nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares, or securities convertible into or exercisable for Shares, to the registration requirements of Section 5 of the Securities Act.


                                    ARTICLE 4

 REPRESENTATIONS AND WARRANTIES OF DWANGO

4.1  DWANGO hereby represents and warrants to WOODLAND as follows:

     (a) DWANGO has delivered to WOODLAND on or before the date hereof, and shall provide supplements to WOODLAND of any changes thereto on or before Closing, the following:

          (1) FINANCIAL STATEMENTS. Audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of DWANGO including, but not limited to, balance sheets, statements of operations, statements of stockholders' equity and statements of cash flows as at and for the periods ended December 31, 2001 (provided that no balance sheet is provided as of December 31, 2001) and 2002, and the six months ended June 30, 2003, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of DWANGO at the dates thereof and for the periods presented. (Schedule AA)

          (2) PROPERTY. An accurate list and description of all property, real or personal owned by DWANGO of a value equal to or greater than $5,000. (Schedule BB)

          (3) LIENS AND LIABILITIES. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB (Schedule CC.), together with a complete and accurate list of all debts, liabilities and obligations of DWANGO, whether contingent or fixed, incurred or owing as of the date of this Agreement that are not reflected on the financial statements included in Schedule AA or incurred in the ordinary course of business since the date of such financial statements or pursuant to the financing referred to in Section 2.2(h). (Schedule CC.1.)

          (4) LEASES AND CONTRACTS. A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written or oral agreement to which DWANGO is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by DWANGO (whether by the terms of such lease, contract, promissory note, license, franchise or other written or oral agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $10,000 or more annually during the twelve-month period ended December 31, 2002 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

          (5) LOAN AGREEMENTS. Complete and accurate copies of all loan agreements and other documents with respect to obligations of DWANGO for the repayment of borrowed money, including a listing thereof. (Schedule EE.)

          (6) CONSENTS REQUIRED. A complete list of all agreements wherein consent to any transaction herein contemplated is required or where notice of any such transaction is required at or subsequent to Closing. (Schedule FF.)

          (7)  ARTICLES AND BYLAWS. Complete and accurate copies of the Articles
               of  Incorporation  and  Bylaws  of  DWANGO,   together  with  all
               amendments thereto to the date hereof. (Schedule GG.)

          (8) SHAREHOLDERS. A complete list of all persons or entities holding capital stock of DWANGO or any rights to subscribe for, acquire, or receive shares of the capital stock of DWANGO (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

          (9) OFFICERS AND DIRECTORS. A complete and current list of all officers and directors of DWANGO. (Schedule II.)

          (10) SALARY SCHEDULE. A complete and accurate list (in all material respects) of the names and the current salary for each present employee of DWANGO who received $20,000 or more in aggregate compensation from DWANGO whether in salary, bonus or otherwise, who is presently scheduled to receive from DWANGO a salary in excess of $20,000 during the year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

          (11) LITIGATION. A complete and accurate list (in all material respects) of all civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitation unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of DWANGO threatened, which may materially and adversely affect DWANGO. (Schedule KK.)

          (12) TAX RETURNS. Accurate copies of all Federal and State tax returns for DWANGO for the last five fiscal years, if any. (Schedule LL.)

          (13) AGENCY REPORTS. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by DWANGO under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years. (Schedule MM.)

          (14) JURISDICTIONS WHERE QUALIFIED. A list of all jurisdictions wherein DWANGO is qualified to do business and is in good standing. (Schedule OO.)

          (15) SUBSIDIARIES. A complete list of all Subsidiaries (as defined in Section 3.1(a)(16) hereof) of DWANGO. (Schedule PP.)

          (16) UNION MATTERS. An accurate list and description (in all material respects) of union contracts and collective bargaining agreements of DWANGO, if any. (Schedule QQ.)

          (17) EMPLOYEE AND CONSULTANT CONTRACTS. A complete and accurate list of all employee and consultant contracts which DWANGO may have, other than those listed in Schedule QQ. (Schedule RR.)

          (18) EMPLOYEE BENEFIT PLANS. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of DWANGO in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

          (19) INSURANCE POLICIES. A complete and accurate list (in all material respects) and description of all material insurance policies naming DWANGO as an insured or beneficiary or as a loss payable payee or for which DWANGO has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by DWANGO regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming DWANGO as beneficiary covering the business activities of DWANGO. (Schedule TT.)

          (20) CUSTOMERS. A complete and accurate list (in all material respects) of the customers of DWANGO, excluding individuals who download DWANGO'S applications for a fee, including all presently effective contracts of DWANGO accounting for the principal revenues of DWANGO, indicating the dollar amount from gross revenues from each such customer for the period ended December 31, 2002. (Schedule UU.)

          (21) LICENSES AND PERMITS. A complete list of all licenses, permits and other authorizations of DWANGO. (Schedule VV)

     (b) ORGANIZATION, STANDING AND POWER. DWANGO is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

     (c) QUALIFICATION. DWANGO is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on DWANGO or its business operations.

     (d) CAPITALIZATION OF DWANGO. The authorized capital stock of DWANGO consists of 10,000,000 shares of Dwango Common Stock and 2,000,000 shares of Dwango Preferred Stock of which the only shares issued and outstanding are the shares of Dwango Common Stock issued to the shareholders of Dwango in the amounts listed on Schedule HH, which shares were duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights with respect to the DWANGO Common Stock.

     (e) AUTHORITY. DWANGO has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of DWANGO. This Agreement constitutes the valid and binding obligation of DWANGO, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity. This Agreement has been duly executed by DWANGO and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of DWANGO's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which DWANGO is a party or by which it is bound.

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. DWANGO has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto or incurred since June 30, 2003 in the ordinary course of business or pursuant to the financing referred to in Section 2.2(h).

     (g) ABSENCE OF CHANGES. Since December 31, 2002, there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of DWANGO, except for changes incurred in the ordinary course of business or resulting from completion of those transactions described in Section 2.2.

     (h) TAX MATTERS. All taxes and other assessments and levies which DWANGO is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by DWANGO in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.1(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by DWANGO's income or business prior to the Closing Date. Further, DWANGO has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

     (i) OPTIONS, WARRANTS, ETC. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which DWANGO or its shareholders are a party or by which DWANGO or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of DWANGO or any securities representing the right to purchase or otherwise receive any such capital stock of DWANGO. DWANGO has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

     (j) TITLE TO ASSETS. Except for liens set forth in Schedule CC, DWANGO is the sole and unconditional owner of, with good and marketable title to, all the assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     (k) AGREEMENTS IN FORCE AND EFFECT. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which DWANGO is a party are valid and in full force and effect on the date hereof, and DWANGO has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of DWANGO.

     (l) LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of DWANGO, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of DWANGO. DWANGO has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     (m) GOVERNMENTAL REGULATION. To the knowledge of DWANGO and except as set forth in Schedule KK, DWANGO is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of DWANGO.

     (n) BROKER AND FINDERS. DWANGO shall be solely responsible for payment to any broker or finder retained by DWANGO for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. Except for HCFP/Brenner Securities, LLC and RG Securities, LLC, DWANGO has not agreed to pay any such fees or commissions to any such party.

     (o) ACCURACY OF INFORMATION. No representation or warranty by DWANGO contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to WOODLAND pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     (p) SUBSIDIARIES. Except as listed in Schedule PP, DWANGO does not (i) have any Subsidiaries, (ii) own any capital stock of any other corporation, (iii) own any interest in any partnership or joint venture, or (iii) own any membership interests in any limited liability company.

     (q) CONSENTS. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by DWANGO or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     (r) IMPROPER PAYMENTS. No person acting on behalf of DWANGO has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of DWANGO, or (ii) any political party or any candidate for elective political office, for the purpose of influencing any decision affecting the business of DWANGO, nor has any fund or other asset of DWANGO been maintained that was not fully and accurately recorded on the books of account of DWANGO.

     (s) COPIES OF DOCUMENTS. DWANGO has made available for inspection and copying by WOODLAND and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Dwango has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission. Furthermore, all filings by DWANGO with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of DWANGO or adversely affect the objectives of this Agreement with respect to WOODLAND.

     (t) INVESTMENT INTENT OF SECURITYHOLDERS. Each Securityholder of DWANGO represents and warrants to WOODLAND that the securities of WOODLAND being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such securities and further acknowledges that the securities being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.


                                    ARTICLE 5

CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE ACQUISITION

5.1 CONDUCT AND TRANSACTIONS OF WOODLAND. During the period from the date hereof to the date of Closing, WOODLAND and the Woodland Shareholder shall:


     (a) Except as contemplated by this Agreement, conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

     (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

     (c) Take such action as is necessary to cause the conditions referred to in Section 2.2(c), (d) and (e) to be satisfied.

     (d) WOODLAND shall not during such period, except in the ordinary course of business, without the prior written consent of DWANGO:

          (1) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

          (2) Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (3) Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (4) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (5) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (6) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (7)  Make any material change in its insurance coverage;

          (8) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

          (9) Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

          (10) Make any capital expenditures.

5.2 CONDUCT AND TRANSACTIONS OF DWANGO. During the period from the date hereof to the date of Closing, DWANGO shall:

     (a) Obtain an investment letter from each Securityholder of DWANGO in a form substantially similar to the one attached hereto as Exhibit B and an exchange agreement from each holder of options in a form substantially similar to the one attached hereto as Exhibit B-1.

     (b)  Conduct the operations of DWANGO in the ordinary course of business.

     (c) DWANGO shall not during such period, except in the ordinary course of business, without the prior written consent of WOODLAND:

          (1) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of DWANGO;

          (2) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (3) Except in connection with the financing referred to in Section 2.2(h) hereof, or in connection with the exercise or conversion of derivative securities or the grant of stock, options or warrants to officers, directors, employees or consultants of DWANGO in the normal course of business, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (4) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (5) Except as otherwise contemplated or required by this Agreement or in the ordinary course of business, pay or incur any obligation or liability, direct or contingent, of more than $10,000;

          (6) Except in connection with the financing referred to in Section 2.2(h) hereof , incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (7) Make any material change in its insurance coverage, except for obtaining directors and officers liability coverage;

          (8) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

          (9) Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

          (10) Make any material capital expenditures in excess of $10,000 except in the ordinary course of business.

          (11) Allow any of the foregoing actions to be taken by any Subsidiary of DWANGO.

                                    ARTICLE 6

COVENANTS

6.1 During the period from the date of this Agreement to the Closing Date, WOODLAND and DWANGO agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of WOODLAND or DWANGO, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder; provided, that if either party becomes aware of information that would make any of the other party's representations or warranties made herein incorrect in any material respect, the party becoming aware of such information shall promptly inform the other party thereof. In the event of termination of this Agreement, WOODLAND and DWANGO will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material in accordance with Section 6.2.

6.2 Each of the parties understand and hereby acknowledge that they have access to Confidential Information (as defined in below) of the other, and that any such Confidential Information, is the exclusive property of the other. Each party agrees that they shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person any such Confidential Information. Notwithstanding the foregoing, the prohibitions of this paragraph shall not apply to any Confidential Information that becomes available to the general public other than through the party with the confidentiality obligation or which is required to be divulged by court order or administrative process. Upon termination of this Agreement for any reason, the parties shall promptly return to the other all plans, drawings, manuals, letters, notes, notebooks, reports, data, recorded media, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to the other's business that are then in his possession or control. For purposes hereof, "Confidential Information" means information about a party not generally available to the public, including, without limitation, all computer software and database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented).

6.3 At the Closing, WOODLAND's new management shall cause WOODLAND to assume the obligations of DWANGO to register, under the Securities Act of 1933, securities held by the Securityholders with respect to the securities issued pursuant to this Agreement.

                                    ARTICLE 7

 CONDITIONS TO CLOSING

7.1 CONDITIONS TO OBLIGATIONS OF DWANGO. The obligation of DWANGO to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date unless waived in writing by DWANGO.

     (a) REPRESENTATIONS AND WARRANTIES. There shall be no information disclosed in the schedules delivered by WOODLAND which in the reasonable opinion of DWANGO would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of WOODLAND set forth in
          Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise permitted by this Agreement.

     (b) PERFORMANCE OF OBLIGATIONS. WOODLAND shall have on or prior to the Closing Date performed all agreements required to be performed by it under this Agreement and shall have performed any actions contemplated by this Agreement to be performed prior to or on the Closing Date and WOODLAND shall have complied with the course of conduct required by this Agreement.

     (c) CORPORATE ACTION. WOODLAND shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for DWANGO that WOODLAND has submitted this Agreement and any other documents required hereby to the board of directors and shareholders of WOODLAND for approval as provided by applicable law and such approval has been obtained.

     (d) CONSENTS. Exhibit B to this Agreement shall have been executed by each Securityholder of DWANGO, Exhibit B-1 shall have been executed by each optionholder of DWANGO, and any necessary consents or approvals of any party listed on any Schedule delivered by WOODLAND whose consent or approval is required pursuant thereto shall have been obtained.

     (e) FINANCIAL STATEMENTS. DWANGO shall have been furnished with audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of WOODLAND including, but not limited to, balance sheets, income statements, statements of stockholders' equity and statements of cash flow as at and for the years ended December 31, 2001 and 2002 and the quarter ended June 30, 2003. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position and results of operations of WOODLAND as at and for the periods presented.

     (f) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by WOODLAND of the transactions contemplated by this Agreement shall have been fulfilled.

     (g) GOVERNMENTAL APPROVAL. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by WOODLAND for consummation of the transactions contemplated by this Agreement shall have been obtained. All filings, including filings with the Securities and Exchange Commission, to be made prior to the Closing shall have been made.

     (h) CHANGES IN FINANCIAL CONDITION OF WOODLAND. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of WOODLAND, except as contemplated by this Agreement.

     (i) ABSENCE OF PENDING LITIGATION. WOODLAND shall not be engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereby or that could have a material adverse effect on WOODLAND.

     (j) AUTHORIZATION FOR ISSUANCE OF STOCK; DERIVATIVE SECURITIES IN PROPER FORM. DWANGO shall have received in form and substance satisfactory to counsel for DWANGO a letter instructing and authorizing the Registrar and Transfer Agent for the Woodland Common Stock to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of Woodland Common Stock to DWANGO shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement. In addition, the convertible notes, warrants and options to be issued in accordance with Article 1 hereof shall have been prepared and be in such form as is reasonably acceptable to counsel to DWANGO.

     (k) BLUE SKY. All state "blue sky" filings required to be made prior to the Closing shall have been made.

     (l) EXECUTION BY SECURITYHOLDERS. Securityholders owning at least 80% of the value of the outstanding securities of DWANGO shall have executed and delivered this Agreement.

7.2 CONDITIONS TO OBLIGATIONS OF WOODLAND. The obligation of WOODLAND to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date unless waived in writing by WOODLAND.

     (a) REPRESENTATIONS AND WARRANTIES. There shall be no information disclosed in the schedules delivered by DWANGO which in the reasonable opinion of WOODLAND would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of DWANGO set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise permitted by this Agreement.

     (b) PERFORMANCE OF OBLIGATIONS. DWANGO shall have performed all agreements required to be performed by it under this Agreement on or prior to the Closing Date and shall have performed any actions contemplated by this Agreement to be preformed prior to or on the Closing Date and DWANGO shall have complied with the course of conduct required by this Agreement.

     (c) CORPORATE ACTION. DWANGO shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for WOODLAND that DWANGO has submitted for approval this Agreement and any other documents required hereby to such parties as provided by applicable law and such approval has been obtained.

     (d) CONSENTS. Any necessary consents or approvals of any party listed on any Schedule delivered by DWANGO, whose consent or approval is required pursuant thereto, shall have been obtained.

     (e) FINANCIAL STATEMENTS. WOODLAND shall have been furnished with audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of DWANGO including, but not limited to, balance sheets, statements of operations, statements of stockholders' equity and statements of cash flows as at and for the years ended Decmber 31, 2001 (provided that no balance sheet is provided as of December 31, 2001) and 2002 and the six months ended June 30, 2003, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of DWANGO as at and for the periods presented.

     (f) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by DWANGO of the transactions contemplated by this Agreement shall have been fulfilled.

     (g) GOVERNMENTAL APPROVAL. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by DWANGO for consummation of the transactions contemplated by this Agreement shall have been obtained.

     (h) CHANGES IN FINANCIAL CONDITION OF DWANGO. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of DWANGO, except as contemplated by this Agreement.

     (i) ABSENCE OF PENDING LITIGATION. DWANGO is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereby or that could have a material adverse effect on DWANGO.

     (k) BLUE SKY. All state "blue sky" filings required to be made prior to the Closing shall have been made.

     (l) EXECUTION BY SECURITYHOLDERS. Securityholders owning at least 80% of the value of the outstanding securities of DWANGO shall have executed and delivered this Agreement.


                                    ARTICLE 8

MATTERS SUBSEQUENT TO CLOSING

8.1 COVENANT OF FURTHER ASSURANCE. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement. WOODLAND agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with a subsequent amendment thereto to be filed within the prescribed period to contain the required financial statements of DWANGO if the initial Form 8-K did not include such financial statements.


                                    ARTICLE 9

 NATURE AND SURVIVAL OF REPRESENTATIONS

9.1 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by WOODLAND or DWANGO pursuant hereto, or otherwise adopted by WOODLAND, by its written approval, or by DWANGO by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by WOODLAND or DWANGO as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.


                                   ARTICLE 10

 TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.1 TERMINATION. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

     (a) By mutual written consent of WOODLAND and DWANGO duly authorized by their respective board of directors.

     (b) By either WOODLAND or DWANGO if the Closing shall not have occurred by October 31, 2003; provided that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

     (c) By the Board of Directors of WOODLAND if any of the conditions set forth in Section 7.02 shall not have been satisfied by October 15, 2003.

     (d) By the Board of Directors of DWANGO if any of the conditions set forth in Section 7.01 shall not have been satisfied by October 15, 2003.

10.2 TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS; PAYMENT OF EXPENSES. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other except that the obligations of the parties contained in Section 6.2 shall survive any such termination and nothing herein shall relieve any party from liability for any willful breach of this Agreement. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, except for the $10,000 paid by DWANGO for legal fees incurred by WOODLAND relating to this Agreement.

                                   ARTICLE 11
 EXCHANGE OF SECURITIES; FRACTIONAL SHARES

11.1 EXCHANGE OF SECURITIES. At the Closing, WOODLAND shall issue a letter to the transfer agent of WOODLAND with a copy of the resolution of the Board of Directors of WOODLAND authorizing and directing the issuance of WOODLAND shares as set forth on Exhibit A to this Agreement. Any fractional shares of WOODLAND issued as a result of this exchange shall be rounded up to the next whole number of shares. At the Closing, WOODLAND shall issue convertible notes, warrants and options of Woodland as provided in Section
     1.2 and as set forth on Exhibits A and A-1 hereof.

11.2 RESTRICTIONS ON SECURITIES ISSUED TO DWANGO. Due to the fact that the Securityholders will receive securities of WOODLAND in connection with the acquisition which have not been registered under the Securities Act by virtue of the exemption provided in Section 4(2) of such Act and Rule 506 promulgated thereunder, those securities of WOODLAND will contain a legend in substantially the following form:


          If on the Shares:
          -----------------

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

          If on the warrants:
          -------------------

          The securities represented by this certificate and the shares issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended. The securities and the shares issuable upon exercise hereof have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the securities or the shares issuable upon exercise hereof, as applicable, under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

          If on the convertible notes:
          ----------------------------

          The securities represented by this certificate and the shares issuable upon conversion hereof have not been registered under the Securities Act of 1933, as amended. The securities and the shares issuable upon conversion hereof have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the securities or the shares issuable upon conversion hereof, as applicable, under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

                                   ARTICLE 12

 MISCELLANEOUS

12.1 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas excluding the conflicts of laws.


12.2 NOTICES. All notices necessary or appropriate under this Agreement shall be effective if in writing and personally delivered or sent by the United States mail, postage prepaid, certified or registered, return receipt requested, recognized national overnight courier, or by facsimile transmission electronically confirmed and addressed to the parties at the address set forth below, or such other address as specified in writing to the other party, which addresses are currently as follows:




    If to "WOODLAND"                         If to "DWANGO"

           Woodland Hatchery, Inc.                 Robert E. Huntley
           1442 Lower River Road                   Dwango North America, Inc.
           Woodland, UT  84036                     5847 San Felipe Street
           Fax: 801-363-8512                       Suite 2825
                                                   Houston,   TX
                                                   77057-3000
                                                   Fax:
                                                   713-914-9688

    With copies to:                          With copies to:

           Cletha A. Walstrand, Esq.               Gary T. Moomjian, Esq.
           609 Judge Building                      Moomjian & Waite, LLP
           8 East Broadway                         500 North Broadway, Suite 142
           Salt Lake City, UT 84111                Jericho, NY  11753
           Fax: 801-363-8512                       Fax: 516-937-5050

12.3 AMENDMENT AND WAIVER. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof. Such waiver right shall include, but not be limited to, the right of either party to:

     (a) Extend the time for the performance of any of the obligations of the other;

     (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

     (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

     (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

No waiver of any provision by a party shall be construed as a waiver of any other provision by a party or a future waiver of any provision hereof.

12.4 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by WOODLAND or DWANGO shall not constitute a waiver of the right to pursue other available remedies.

12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6 BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of WOODLAND and DWANGO and its shareholders.

12.7 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.8 EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, except for the $10,000 paid by DWANGO for legal fees incurred by WOODLAND relating to this Agreement.

12.9 CAPTIONS AND SECTION HEADINGS. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WOODLAND HATCHERY, INC.                            DWANGO NORTH AMERICA, INC.

By: /S/ Cody T. Winterton                      By:/S/ Robert E. Huntley
    --------------------------------              --------------------------

Name: Cody T. Winterton                        Name: Robert E. Huntley
      -----------------                              -----------------

Title: President                               Title:  President
       -----------------------------                 ---------------------------




/S/ Cody T. Winterton
------------------------------------
Cody T. Winterton

                                    EXHIBIT A
                     SECURITYHOLDER DATA AND ACKNOWLEDGMENTS
                                       OF
                   DWANGO NORTH AMERICA, INC. SECURITYHOLDERS

By execution below, each of the undersigned hereby approves the Agreement and Plan of Reorganization with Woodland Hatchery, Inc., represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Woodland Hatchery, Inc. and understands its terms and conditions, and agrees to be bound thereby. The undersigned understands that the Schedules referred to in the Agreement and Plan of Reorganization are available upon request. By execution below, each of the undersigned acknowledges and agrees to the specified surrender of securities of Dwango North America, Inc. and directs that securities of Woodland Hatchery, Inc. be issued as provided.

Securities to be Surrendered       Securities to be Issued       Recipient and Address
----------------------------       ------------------------      ---------------------




                                                 Approved By:
                                                               -------------------------------------------
----------------------------------------------------------------------------------------------------------







                                                 Approved By:
                                                               -------------------------------------------
----------------------------------------------------------------------------------------------------------






                                                 Approved By:
                                                               -------------------------------------------
----------------------------------------------------------------------------------------------------------






                                                 Approved By:
                                                               -------------------------------------------
----------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-1
                                  OPTIONHOLDERS

NAME                   OPTIONS TO BE SURRENDERED            OPTIONS TO BE ISSUED
----                   -------------------------            --------------------

                                    EXHIBIT B
                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:


ISSUER:     WOODLAND HATCHERY, Inc. (Referred to hereinbelow as the "Company")

SECURITY:   Common Stock, par value $.001

QUANTITY:   _______________ Shares
            _______________ Shares underlying Warrants
            _______________ Shares underlying Convertible Notes

In  connection   with  the  purchase  of  the   above-listed   securities   (the
"Securities") of the Company, I, the purchaser represent to the Company the following:

1. Investment. (a) I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). I understand that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

     (b) I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, and have received and reviewed the Company's Confidential Term Sheet, dated September 16, 2003, which contains a draft of the Company's Current Report on Form 8-K to be filed upon closing of the offering, which includes, among other things, audited financial statements of Dwango North America, Inc. In that connection, I have taken all steps necessary to evaluate the merits and risks of this offering. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of this investment, am aware of and have considered the financial risks and financial hazards of this investment, and am able to bear the economic risk of this investment, including the possibility of a complete loss with respect thereto;

     (c) I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2. Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.


3. Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iii) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).


4. Limitations on Rule 144. I further acknowledge and understand that the Company is currently satisfying the public information requirement of Rule 144, but that, at the time that I wish to sell the Securities may not be so satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.


In Witness  Whereof,  the undersigned has executed this Investor  Representation
Statement   with  knowledge  that  the  Company  will  rely  on  the  truth  and completeness of the representations and warranties contained herein.


DATE                                 PURCHASER



                                     -------------------------------------------

                                     Name:
                                           ------------------------------------
                                     (Printed)

                                   EXHIBIT B-1
                            OPTION EXCHANGE AGREEMENT

OPTIONHOLDER:


ISSUER:     WOODLAND HATCHERY, Inc. (Referred to hereinbelow as the "Company")

SECURITY:   Options to Purchase Common Stock, par value $.001 per share

QUANTITY:   _______________ Options


In connection with the issuance to me of the above-listed securities (the "Securities") of the Company pursuant to the Company's 2003 Equity Incentive Plan, I acknowledge and agree that the Securities are being issued in replacement of all options ("Dwango Options") held by me to purchase shares of Common Stock, par value $.001 per share, of Dwango North America, Inc. which were issued pursuant to Dwango's 2002 Equity Incentive Plan. I agree to surrender to the Company the Dwango Options held by me. I further acknowledge and agree that:

1. Investment. I am acquiring the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

2. Restrictions on Transfer Under Securities Act. The Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3. Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iii) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).


4. Limitations on Rule 144. I further acknowledge and understand that the Company is currently satisfying the public information requirement of Rule 144, but that, at the time that I wish to sell the Securities may not be so satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.


In Witness Whereof, the undersigned has executed this Option Exchange Agreement with knowledge that the Company will rely on the truth and completeness of the representations and warranties contained herein.


DATE                                  OPTIONHOLDER



                                       -----------------------------------------

                                       Name:
                                             -----------------------------------
                                       (Printed)